Exhibit 10.128

DISCRETIONARY DEMAND PROMISSORY NOTE

March    , 2017

For value received and in consideration of any advance or advances (individually, an “Advance” and collectively, the “Advances”) which MACK-CALI REALTY, L.P., a Delaware limited partnership (together with its successors and assigns, the “Lender”) may, in its absolute and sole discretion elect to make to ROSELAND RESIDENTIAL, L.P., a Delaware limited partnership (the “Borrower”), from time to time, the Borrower hereby unconditionally and irrevocably promises to pay to the order of the Lender at the Lender’s principal place of business located at Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 or to such other place as the Lender may designate in writing to the Borrower, in lawful money of the United States of America in immediately available funds, the principal amount of each such Advance on DEMAND.  The maximum aggregate principal amount of Advances at any one time hereunder shall be $25,000,000.00.

The Borrower also promises to pay to the Lender interest on the outstanding principal amount of each Advance from the date of each Advance at the Applicable Rate, as defined herein, on the date on which the Borrower repays any principal amount of such Advance (such date, the “Interest Payment Date,” and each period beginning on the date of any such Advance through and including the business day that precedes any subsequent Interest Payment Date, an “Interest Period”).  The “Applicable Rate” means, as of any date of determination, a fluctuating rate per annum equal to, for each Interest Period, the LIBOR Rate for such Interest Period plus fifty (50) basis points above the Applicable Margin for Revolving Credit Loans (as used and defined in that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 25, 2017 (the “Credit Agreement”) by and among Lender, Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and certain other lending institutions which are or may become parties to the Credit Agreement.

“LIBOR Rate” means, for any Interest Period, the rate specified in the Wall Street Journal, “Money Rates” column (or any successor column), as the “London Interbank Offered Rate” for the month beginning on the first day of such Interest Period (as published on the second business day in London prior to the first day of such Interest Period).  Accrued interest shall be due and payable at the end of each Interest Period.  Interest on this Note and the amounts payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day of the period and excluding the date of repayment).  Any change in the interest rate resulting from a change in the rate applicable thereto (or any component thereof) pursuant to the terms hereof shall become effective as of the opening of business on the day on which such change in the applicable rate (or component) shall become effective.

The Applicable Rate applicable to an Advance shall be set forth on the payment grid attached hereto and made a part hereof on Schedule 1 (the “Grid”), as adjusted by time to time by the Lender in accordance with changes to the Applicable Rate.

1

All payments made in connection with this Discretionary Demand Promissory Note (this “Note”) shall be in lawful money of the United States in immediately available funds without counterclaim or setoff and free and clear of and without any deduction or withholding for, any taxes or other payments.  All such payments shall be applied by the Lender to the outstanding principal and interest accrued on the Advances, and other liabilities of the Borrower hereunder, first, in respect of any interest then due, and second to outstanding principal.

BORROWER ACKNOWLEDGES AND AGREES THAT THE LENDER HAS NO COMMITMENT OR OBLIGATION TO MAKE ANY ADVANCE TO THE BORROWER, AND MAY REFUSE, IN THE EXERCISE OF ITS SOLE DISCRETION, TO MAKE ANY ADVANCE TO THE BORROWER.

In consideration of the granting of the Advances evidenced by this Note, the Borrower hereby further agrees as follows:

1.                                      No Commitment; Advance Requests.  The Lender shall have no obligation to make any Advance hereunder.  Requests for Advances shall be made within a time period acceptable to the Lender.  No course of dealing, expectation, or reliance shall be established by any action of Lender to approve an Advance or make an Advance within any time period.

2.                                      Prepayment.  The Borrower may prepay any Advance at any time in whole or in part without premium or penalty.  Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment.

3.                                      Lender’s Books and Records; Grid. The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Advance made by the Lender, including (i) the amount of each Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any payment received by the Lender hereunder.  The Lender shall record such amounts on the Grid, but in the event of any conflict between the Grid and Lender’s records concerning the size of such Advance, and other amounts related thereto, the records deemed most accurate by the Lender shall govern and control, absent manifest error.

4.                                      RESERVED.

5.                                      Representations and Warranties; Covenants.  The Borrower represents and warrants to the Lender (which representations and warranties shall be deemed to be made at the time of each Advance hereunder) that: (a) it is duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business and is in good standing under the laws of every state where its failure to so qualify could reasonably be expected to have a material and adverse effect on its business, operations, property or other condition; (b) the execution, issuance and delivery of this Note by the Borrower are within its organizational powers and have been duly authorized, and the Note is valid and binding, and is not in violation of law or of the terms of the Borrower’s organizational documents and does not result in the breach of or constitute a default under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note; (d) all Advances shall at all times rank at least pari passu with all other unsecured indebtedness of the Borrower; and (e) on the occasion of the granting of each Advance all representations and warranties contained herein shall be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Advance.

6.                                      Payment on Demand.  The Lender may by notice to the Borrower at any time and for any reason declare the principal amount of all Advances hereunder, together with accrued interest thereon and any other amounts owing hereunder, to be due and payable, subject to Section 7.  The Borrower shall, upon any such demand, repay all such amounts in accordance with such demand within thirty (30) business days. The failure by the Borrower to repay all such amounts (the “Default Amount”) in accordance with such demand within thirty (30) business days shall constitute an event of default (an “Event of Default”) hereunder.

7.                                      Remedies. Upon the occurrence of an Event of Default, the Lender shall, within five (5) business days thereof, give written notice (a “Default Notice”) to the Rockpoint Preferred Holders (as defined in the Second Amended and Restated Partnership Agreement of the Borrower dated as of March    , 2017 (the “Partnership Agreement”)) in accordance with the notice provisions set forth in the Partnership Agreement.  Such notice shall be in addition to the notice the Lender shall give to the Borrower, and shall be given concurrent therewith.  Following receipt of a Default Notice, the Rockpoint Preferred Holders, or any affiliate(s) thereof or other parties designated by them (collectively, “Rockpoint”), shall have the right, but not the obligation, to make payment to the Lender, within thirty (30) business days of receiving the Default Notice (the period from the occurrence of the Event of Default through the expiration of such thirty (30) business day period, the “Default Election Period”), in an amount equal to the Default Amount (a “Default Advance”). During any Default Election Period, the Lender shall have no right to enforce the provisions hereof in respect of such Event of Default or pursue any remedies in connection therewith, including declaring the principal amount of the Advances or interest thereon (whether or not accrued) or any other amounts payable hereunder due and payable. In the event Rockpoint elects to make a Default Advance, such Default Advance shall be deemed to (a) cure the Event of Default and (b) be a demand loan by Rockpoint to the Borrower, and shall bear interest payable to Rockpoint monthly at a rate equal to the lesser of (i) eighteen percent (18%) per annum or, if lower, (ii) the highest rate of interest permitted under applicable law, from and after the date of the Default Advance until the date such Default Advance is repaid by the Borrower to Rockpoint in full. If Rockpoint does not elect to make a Default Advance during the Default Election Period, the Lender shall, following the expiration of the Default Election Period, be entitled to enforce the provisions hereof in respect of such Event of Default and pursue any remedies it may be entitled to at law or in equity in respect of the Event of Default, including its right to declare the principal amount of the Advances or interest thereon (whether or not accrued) or any other amounts payable hereunder due and payable.  For the avoidance of doubt, in the event Rockpoint makes a Default Advance, Rockpoint shall, at any time, be entitled pursue any and all rights and remedies it may have in law or in equity against the Borrower in the event the Borrower fails to repay to Rockpoint the amount of the Default Advance or fails to pay any interest thereon to Rockpoint when due.

8.                                      Additional Guarantees and Other Credit Support At No Cost.  To the extent that the Lender or any of its subsidiaries (not including the Borrower or its subsidiaries) currently guarantees or otherwise promises to pay or provides other credit support for any present  obligations or liabilities of the Borrower or any of its subsidiaries, or determines in its discretion to do so in the future, of any type or description as of or following the date hereof, (i) whether arising under or in connection with credit agreements, notes, guaranties, reimbursement agreements, other agreements, by operation of law or otherwise, obligations and liabilities under any hedging contracts, (ii) whether for money borrowed, in respect of letters of credit, for goods and services delivered or rendered, or other amounts, (iii) whether for principal, interest, letter of credit or other reimbursement obligations, cash collateral cover, fees expenses, indemnities or other amounts (including attorneys’ fees and expenses), (iv) whether or not evidenced by one or more instruments, documents agreements or other writings, or (v) whether incurred by the Borrower or any of its subsidiaries individually or as a member of a group, the Lender or any of its subsidiaries providing any such guarantee or otherwise promising to pay or providing credit support shall do so unconditionally, and neither the Partnership nor any such subsidiary shall bear any cost or other obligation in respect of such guarantee or other promise to pay.  Notwithstanding the foregoing, nothing in this Section 8 shall be construed as an obligation on the part of the Lender or any of its subsidiaries to provide any such guarantee or promise to pay or other credit support, other than any such arrangements in effect as of the date hereof.

9.                                      Miscellaneous.

(a)                                 Notices.

(i)                                     All notices, requests or other communications required or permitted to be delivered hereunder to the Lender or Borrower (each, a “Party”) shall be delivered in writing to such address as provided for the applicable Party on page one of this Note or as such Party may otherwise specify from time to time in writing.

(ii)                                  Notices if (A) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (B) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day) and (C) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

(b)                                 RESERVED.

(c)                                  Waivers; Amendments.  No waiver of any provision of this Note shall be effective unless such waiver shall be in writing and signed by a duly authorized officer of the Lender (or, with respect to any rights of Rockpoint hereunder, the Rockpoint Preferred Holders), and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing.  No failure or delay by the Lender or Rockpoint, as the case may be, in exercising any right, power or privilege hereunder shall operate as a waiver thereof by the Lender or Rockpoint; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.  This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Lender, and for so long as any Preferred Interests are held by a Rockpoint Preferred Holder, the Rockpoint Preferred Holders.

(d)                                 Third Party Beneficiaries.  The Lender and Borrower agree that it is the specific intention of the Lender and Borrower that Rockpoint is and shall be a third-party beneficiary of the provisions of Section 7 and Section 8 hereof, and any rights, powers, privileges and other provisions of this Note relating thereto.

(e)                                  Governing Law.  This Note shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).  The Borrower and Lender each agree that any suit relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and consent to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrower and the Lender by mail at the address set forth on the signature page of this Note.  Each of the Borrower and Lender hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Final judgment in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(f)                                   Interest Adjustment.  All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount of interest paid or agreed to be paid to the Lender exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Borrower and the Lender.

(g)                                  WAIVER OF JURY TRIAL AND CERTAIN OTHER WAIVERS.  THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN EACH CASE IN RESPECT OF ANY LEGAL ACTION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE ADVANCES AND AGREE THAT

NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

(h)                                 No Assignments.  This Note shall not be assignable by either the Lender or the Borrower other than with the consent of each party hereto.

(i)                                     Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Note without the prior written consent of the Lender, and except further that, for so long as any Preferred Interests are held by a Rockpoint Preferred Holder, neither the Lender nor the Borrower may assign or transfer any of its rights or obligations under this Note without the prior written consent of the Rockpoint Preferred Holders.

(j)                                    Severability.  If any provision of this Note is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Note shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(k)                                 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto, provided, however, that, for the avoidance of doubt, nothing herein shall affect any additional rights the Rockpoint Preferred Holders may have with respect hereto under the terms of any Transaction Document (as such term is defined in the Partnership Agreement). Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

[Remainder of page intentionally left blank; Signature page follows]

BORROWER:

ROSELAND RESIDENTIAL, L.P., a Delaware limited partnership

By:	ROSELAND RESIDENTIAL TRUST, a
Maryland real estate investment trust, its general partner

By:
Name: Michael J. DeMarco
Title: Chief Executive Officer

LENDER:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:	MACK-CALI REALTY
CORPORATION, a Maryland corporation, its general partner

By:
Name: Michael J. DeMarco
Title: President and Chief Executive Officer

SCHEDULE 1

Date	Amount of Advance	Interest Payment	Principal Payment	Name of Person Making Notation